UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

STRATOS RENEWABLES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-1528188	20-1699126
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Executive Terminal Drive
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702)-840-4433

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SRNW	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 6, 2022, the District Court in Clark County, Nevada, issued an Order granting the registrant’s Motion to Cancel Shares of Stratos Stock on an Order Shortening Time (Case No. A-21-835772-B). The Court found that George Sharp, following his being appointed on June 15, 2021 as Custodian for the registrant, Stratos Renewables Corporation, audited the registrant’s records and determined that 89 purported shareholders held restricted shares of stock totaling 219,673,603 shares for which Mr. Sharp could not find any record of any value received by the registrant for the issuance of these shares. Accordingly, the District Court issued an Order that the 219,673,603 shares of Stratos common stock registered to the shareholders on the List of Shareholders Holding Restricted Shares of Stratos Common Stock attached to the Order as Exhibit 1 were cancelled. A copy of the Order is attached hereto and incorporated herein as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Order of the District Court of Clark County, Nevada dated July 6, 2022

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stratos Renewables Corporation

Date: July 11, 2022	By:	/s/ George Sharp
George Sharp
President and CEO